Exhibit 23.1

    CONSENT OF SINGER, LEWAK GREENBAUM & GOLDSTEIN LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-111455 Form S-3 No. 333-540800; Form S-3 No. 333-49312; Form
S-3 No. 333-83615, Form S-3 No. 333-46619, Form S-3 No. 33-81212, Form S-3 No.
33-92032, Form S-3 No. 33-92978, Form S-3 No. 333-4880, Form S-3 No. 333-62387,
Form S-3 No. 333-82272, Form S-8 No. 333-76959, Form S-8 No. 333-76961, Form S-8
No. 333-13779, Form S-8 No. 333-17959, Form S-8 No. 333-24405, Form S-8 No.
333-26561, Form S-8 No. 333-76959 and Form S-8 No. 333-76961) of e.Digital
Corporation and in the related Prospectuses of our report dated May 18, 2004, with respect to the consolidated financial statements of e.Digital Corporation and subsidiary included in the Annual Report (Form 10-K) which includes an emphasis paragraph relating to the Company's ability to continue as a going concern for the year ended March 31, 2004.

                   /s/SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Los Angeles, California
June 28, 2004